UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2012

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 27, 2012, we held our annual meeting of stockholders.  The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.

Election of Directors

At the annual meeting, our stockholders voted on the election of our directors with the following votes:

	For	Withheld	Abstain	Broker Non-Votes
Peter Charbonneau	23,439,606	2,726	0	0

Chris Cooper	23,425,826	16,506	0	0

William Jin	23,438,726	3,606	0	0

Donovan Jones	23,425,178	17,154	0	0

Owen Matthews	23,439,666	2,666	0	0

Terence Matthews	23,440,278	2,054	0	0

Larry Timlick	23,439,740	2,592	0	0

As a result, Peter Charbonneau, Chris Cooper, William Jin, Donovan Jones, Owen Matthews, Terence Matthews and Larry Timlick were elected as directors of our company for a one-year term expiring on the day of the 2013 meeting of stockholders.

Appointment of BDO Canada LLP, Chartered Accountants

At the annual meeting, our stockholders ratified the selection of BDO Canada LLP, Chartered Accountants, as auditors of our company with the following votes:

For	Withhold	Abstain	Broker Non-Votes
25,488,219	3,720	0	0

Auditors’ Remuneration

At the annual meeting, our stockholders authorized the directors of our company to fix the auditors’ remuneration with the following votes:

For	Against	Abstain	Broker Non-Votes
25,482,083	9,856	0	0

Increase in the number of shares of common stock issuable under the Deferred Share Unit Plan by 500,000 shares

At the annual meeting, our stockholders approved the increase in the number of shares of common stock issuable under the Deferred Share Unit Plan by 500,000 shares with the following votes:

For	Against	Abstain	Broker Non-Votes
9,354,442*	2,907,378	0	0

*Excludes any shares owned by directors and officers of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:  /s/ David Karp
David Karp
Chief Financial Officer

Dated:  October 2, 2012